Exhibit 99.1
AgileThought Reports Second Quarter 2022 Financial Results

Strong Results Amid Robust Demand Environment

Irving, Texas (August 11, 2022) — AgileThought, Inc. (“AgileThought” or the “Company”) (NASDAQ: AGIL), a global provider of digital transformation services, custom software development, and next generation technologies, today reported results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights and Results:
•Revenue increased 18.6% year-over-year to $46.2 million from $38.9 million in Q2 2021 and increased 4.4% from $44.2 million in Q1 2022.
•Gross margin of 33.3% increased 220 bps from 31.1% in Q2 2021, and 200 bps from 31.3% in Q1 2022.
•3 new clients added during the quarter.
•LTM (Last Twelve Months) - signed Total Contract Value, or TCV of $239.0 million representing 1.4x Book to Bill ratio (TCV/Revenue).

“This has been another strong quarter for AgileThought, with revenues above our guidance and gross margin improvement. We have continued to transform our company to capitalize on the significant digital IT services end-market opportunity. During the quarter, we launched our revamped delivery structure, including Guilds and AgileSquads. We also added a Chief People Officer and are currently working on materially enhancing our hiring, training and retention platforms. In addition, we began an exciting partnership with Experience IT. We are already starting to witness the benefits of these actions, which in addition to our continuously expanding sales function, should position us well on the path of industry leading performance in the coming years,” commented AgileThought Chief Executive Officer Manuel Senderos.

“Our second quarter results indicate that we are progressing well towards our mid/long-term goals of industry leading top-line growth and gross margins. This performance is the result of all the actions we have taken in the recent quarters. We have also continued our efforts to strengthen our Balance Sheet. We reduced our Accounts Payable level during the second quarter to $13.5 million, from $23.1 million on the previous quarter. In spite of this, our cash balance as of June 30, 2022, was $11.3 million, compared to $2.7 million at the end of the previous quarter. In addition to the recent strengthening of our delivery and people functions, we are now also significantly de-emphasizing any non-core revenues. This, we believe, will help us further accelerate our top-line growth and margin improvement in the coming years,” commented AgileThought Chief Financial Officer Amit Singh.

Leadership Update

On July 4, 2022, AgileThought announced that Gonzalo Mones had been appointed as the Company’s Chief People Officer. Mr. Mones brings with him deep knowledge and passion for the entire talent lifecycle and over 15 years serving the IT Services industry within their people organizations. Gonzalo was most recently Head of People at Wildlife Studios. He previously worked at Globant, where he was one of the primary architects of Globant's global hiring, training, and retention infrastructure, helping the company pursue an aggressive revenue growth strategy.

Third Quarter and Full Year 2022 Outlook

The table below summarizes AgileThought’s financial outlook for the third quarter and full year of 2022.

•Revenues for the third quarter 2022 of at least $42.1 million
•Revenues for the full year 2022 of at least $174.7 million, implying at least 10% year over year growth
•Gross margin for the full year 2022 in 31% to 32% range
•Our revenue outlook for the third quarter and the full-year 2022 now reflects our aggressive focus towards exiting from non-core projects; our gross margin outlook now includes higher than previously planned spending towards our people function

Conference Call and Webcast Information

AgileThought will host its third quarter 2022 Earnings Conference Call on Thursday August 11, 2022, at 4:30 PM Eastern Time. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The third quarter 2022 Earnings Conference Call will be webcast live and via telephone. Those wishing to participate via webcast should access the call through the Company’s Investor Relations website at https://ir.agilethought.com/. Those wishing to participate via telephone may dial in at 1-866-777-2509 (domestic) or 1-412-317-5413 (international). The conference call replay will be available via webcast through the Company’s Investor Relations website.

A webcast replay of the call will be available approximately one hour after the end of the call through November 11, 2022. The webcast replay can be access via the above links or by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 6609402. The telephonic replay will be available until August 25, 2022.

About AgileThought, Inc.
AgileThought is a pure play leading provider of agile-first software at scale, end-to-end digital transformation and consulting services to Fortune 1000 customers with diversity across end-markets and industry verticals. For over 20 years, Fortune 1000 companies have trusted AgileThought to solve their digital challenges and optimize mission-critical systems to drive business value. AgileThought’s solution architects, developers, data scientists, engineers, transformation consultants, automation specialists, and other experts located across the United States and across Latin America deliver next-generation software solutions that accelerate the transition to digital platforms across business processes. For more information, visit https://agilethought.com/.
Forward-Looking Statements

This press release includes financial guidance and other “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. AgileThought’s actual results may differ from the expectations, estimates, projections and other information included in these forward-looking statements, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AgileThought’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: AgileThought’s financial and business performance; AgileThought’s ability to repay and/or continue to service its indebtedness; AgileThought’s future capital requirements and sources and uses of cash; AgileThought’s ability to obtain funding for future operations; AgileThought’s business, expansion plans and opportunities; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; AgileThought’s ability to develop, maintain and expand client relationships, including relationships with our largest clients; changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; AgileThought’s ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably; costs related to the business combination; AgileThought’s ability to successfully identify and integrate any future acquisitions; AgileThought’s ability to attract and retain highly skilled information technology professionals; AgileThought’s ability to maintain favorable pricing, utilization rates and productivity levels for our information technology professionals and their services; AgileThought’s ability to innovate successfully and maintain our relationships with key vendors; AgileThought’s ability to provide our services without security breaches and comply with changing regulatory, legislative and industry standard developments regarding privacy and data security matters; AgileThought’s ability to operate effectively in multiple jurisdictions in Latin America and in the United States in the different business, market, financial, political, legal and regulatory conditions in the different markets; developments and projections relating to our competitors and industry; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended; changes in applicable laws or regulations; the outcome of any known and unknown litigation or legal proceedings and regulatory proceedings involving us; AgileThought’s ability to maintain the listing of our securities; and other risks and uncertainties indicated in AgileThought’s filings with the SEC. There may be additional risks that could cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AgileThought’s expectations, plans or forecasts of future events and views only as of the date of this press release. AgileThought anticipates that subsequent events and developments will cause its assessments to change. However, while AgileThought may elect to update these forward-looking statements at some point in the future, AgileThought specifically disclaims any responsibility to do so.

Investor Contact
Mariana Franco
(888) 257-3001
investorrelations@agilethought.com

Key Business Metrics
We regularly monitor several financial and operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. Our key non-GAAP and business metrics may be calculated in a different manner than similarly titled metrics used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross Profit Margin(1)	33.3%	31.1%	32.3%	30.3%
Adjusted Operating Income (in thousands)	$3,488	$1,767	$4,635	$3,748
Adjusted Net Income (Loss) (in thousands)	$1,932	$(946)	$1,495	$(1,191)
Adjusted Diluted EPS	$0.04	$(0.03)	$0.03	$(0.03)
Number of large active clients (at or above $1.0 million of revenue in prior 12-month period) as of end of period (2)	32	27	32	27
Revenue concentration with top 10 clients as of end of period(3)	60.6%	65.5%	61.0%	65.9%
____________
(1)Calculated as net revenues for the period minus cost of revenue for the period, divided by net revenues.
(2)Defined as the number of active clients from whom we generated more than $1.0 million of revenue in the prior 12-month period. For comparability purposes, we include the clients of the acquired businesses that meet these criteria to properly evaluate total client spending evolution.
(3)Defined as the percent of our total revenue derived from our ten largest active clients.

AgileThought, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands USD)	2022	2021	2022	2021
Net revenues	$46,166	$38,940	$90,390	$76,153
Cost of revenue	30,775	26,812	61,175	53,043
Gross profit	15,391	12,128	29,215	23,110

Operating expenses:
Selling, general and administrative expenses	11,607	10,189	24,226	18,957
Depreciation and amortization	1,737	1,719	3,491	3,493
Change in fair value of contingent consideration obligations	—	(2,200)	—	(2,200)
Change in fair value of embedded derivative liabilities	—	(1,112)	—	(2,522)
Change in fair value of warrant liability	478	—	956	—
(Gain) loss on debt extinguishment	(950)	—	6,186	—
Equity-based compensation expense	2,019	—	2,537	12
Restructuring expenses	162	12	915	22
Other operating expenses, net	575	472	1,196	1,107
Total operating expense	15,628	9,080	39,507	18,869
(Loss) income from operations	(237)	3,048	(10,292)	4,241

Interest expense	(2,779)	(3,724)	(6,092)	(8,052)
Other (expense) income	(514)	1,723	6,807	415
(Loss) income before income tax	(3,530)	1,047	(9,577)	(3,396)

Income tax (benefit) expense	(28)	499	223	(109)
Net (loss) income	(3,502)	548	(9,800)	(3,287)

Net income attributable to noncontrolling interests	43	137	92	167
Net (loss) income attributable to the Company	$(3,545)	$411	$(9,892)	$(3,454)

Selected Balance Sheet Data

(in thousands USD)	June 30, 2022	December 31, 2021
Cash, cash equivalents and restricted cash	$11,279	$8,640
Total assets	223,728	221,310
Total debt	74,662	57,112
Total liabilities	136,933	126,662
Total stockholders' equity attributable to the Company	86,806	94,747

Selected Cash Flow Data

	Six Months Ended June 30,
(in thousands USD)	2022	2021
Net cash used in operating activities	$(8,495)	$(3,196)
Net cash used in investing activities	(394)	(494)
Net cash provided by (used in) financing activities	11,538	(1,992)

Selected Segment Data

	Three Months Ended June 30,		Six Months Ended Jun 30,
Revenue by Geography (in thousands)	2022	2021	2022	2021
United States	$29,287	$25,423	$58,285	$49,943
Latin America	16,879	13,517	32,105	26,210
Total	$46,166	$38,940	$90,390	$76,153

	As of June 30,		As of December 31,
Employees by Geography	2022	2021	2021
United States	291	367	355
Latin America	2,317	2,087	2,315
Total	2,608	2,454	2,670

Non-GAAP Measures
Management uses certain non-GAAP financial measures, and reconciliations to those measures, to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and to make performance-based compensation decisions for key personnel. The measures exclude certain expenses that are required under U.S. GAAP. We exclude certain non-cash expenses and certain items that are not part of our core operations.
Management believes these supplemental performance measurements are useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors and other interested parties in analyzing operating performance and prospects. The non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of our non-GAAP measures to the related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures.
We define and calculate our non-GAAP financial measures as follows:
•Adjusted Operating Income: (Loss) income from operations adjusted to exclude the change in fair value of embedded derivative liability, plus the change in fair value of contingent consideration obligation, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus (gain) loss on debt extinguishment, plus intangible assets amortization, plus certain transaction costs and certain other operating expense (income), net.
•Adjusted Net Income (Loss): Net (Loss) income adjusted to exclude the change in fair value of embedded derivative liability, plus the change in fair value of contingent consideration obligations, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus foreign exchange loss (gain), plus (gain) loss on debt extinguishment and debt forgiveness, plus intangible assets amortization, plus certain transaction costs, plus paid in kind interest and amortization of debt issuance cost and certain other expense, net.
•Adjusted Diluted EPS: Adjusted Net income, divided by the diluted weighted-average number of common shares outstanding for the period.

Reconciliation of (Loss) Income from Operations to Adjusted Operating Income
The following table presents the reconciliation of our Adjusted Operating Income to our (Loss) income from operations, the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands USD)	2022	2021	2022	2021
(Loss) income from operations	$(237)	$3,048	$(10,292)	$4,241
Change in fair value of embedded derivative liability	—	(1,112)	—	(2,522)
Change in fair value of contingent consideration	—	(2,200)	—	(2,200)
Change in fair value of warrant liability	478	—	956	—
Equity-based compensation expense	2,019	—	2,537	12
Restructuring expenses[1]	162	12	915	22
(Gain) loss on debt extinguishment	(950)	—	6,186	—
Intangible assets amortization	1,620	1,547	3,228	3,087
Transaction costs	—	467	9	795
Other operating income, net[2]	396	5	1,096	313
Adjusted Operating Income	$3,488	$1,767	$4,635	$3,748
1 - Represents restructuring expenses associated with the ongoing reorganization of our business operations and realignment efforts.
2 - Represents professional service fees primarily comprised of legal fees in connection with debt modifications, tax consulting fees in connection with review advisory and corporate consolidation project assessments, as well as a non-recurring recruiting fee.

Reconciliation of Net (Loss) Income to Adjusted Net Income (Loss) and Adjusted Dilutive EPS
The following table presents the reconciliation of our Adjusted Net Income (Loss) to our Net (Loss) Income, the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands USD, except shared data)	2022	2021	2022	2021
Net (loss) income	$(3,502)	$548	$(9,800)	$(3,287)
Change in fair value of embedded derivative liability	—	(1,112)	—	(2,522)
Change in fair value of contingent consideration	—	(2,200)	—	(2,200)
Change in fair value of warrant liability	478	—	956	—
Equity-based compensation expense	2,019	—	2,537	12
Restructuring expenses	162	12	915	22
Foreign exchange loss (gain)[1]	259	(596)	7	740
Gain on debt extinguishment and debt forgiveness	(950)	(1,243)	(1,094)	(1,306)
Intangible assets amortization	1,620	1,547	3,228	3,087
Transaction costs	—	467	9	795
Paid in kind interests and amortization of debt issuance cost	1,203	1,486	3,177	2,959
Other expense, net[2]	643	145	1,560	509
Adjusted Net Income (Loss)	$1,932	$(946)	$1,495	$(1,191)
Number of shares used in Adjusted Diluted EPS	46,340,888	34,557,480	46,326,025	34,557,480
Adjusted Diluted EPS	$0.04	$(0.03)	$0.03	$(0.03)
1 - Represents foreign exchange loss (gain) due to foreign currency transactions
2 - Represents professional service fees primarily comprised of legal fees in connection with debt modifications as well as other miscellaneous non-operating/ non-recurring items.